Exhibit 1

AGREEMENT AS TO JOINT FILING OF SCHEDULE 13D

Dated July 14, 2006

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that it knows or has reason to believe that such information is inaccurate.

This Agreement may be executed in counterparts and each of such counterparts taken together shall constitute one and the same instrument.

BLUE HARBOUR STRATEGIC VALUE PARTNERS MASTER FUND, LP

By: Blue Harbour GP, LLC, its general partner

By: /s/ Clifton S. Robbins
Name: Clifton S. Robbins
Title: Managing Member

BLUE HARBOUR INSTITUTIONAL PARTNERS MASTER FUND, L.P.

By: Blue Harbour GP, LLC, its general partner

By: /s/ Clifton S. Robbins
Name: Clifton S. Robbins
Title: Managing Member

BLUE HARBOUR GP, LLC

By: Blue Harbour GP, LLC, its general partner

By: /s/ Clifton S. Robbins
Name: Clifton S. Robbins
Title: Managing Member

BLUE HARBOUR GROUP, LP

By: Blue Harbour GP, LLC, its general partner

By: /s/ Clifton S. Robbins
Name: Clifton S. Robbins
Title: Managing Member

BLUE HARBOUR HOLDINGS, LLC

By: Blue Harbour GP, LLC, its general partner

By: /s/ Clifton S. Robbins
Name: Clifton S. Robbins
Title: Managing Member